Exhibit 99.1

PRESS RELEASE

ON Semiconductor Completes Acquisition of SANYO Semiconductor

from SANYO Electric

Strategic transaction greatly expands ON Semiconductor’s presence in Japan and is expected to further the company’s growth on a global basis

PHOENIX, Ariz., U.S. and TOKYO, Japan – Jan. 3, 2011 – ON Semiconductor Corporation (Nasdaq: ONNN), today announced the completion of the acquisition of SANYO Semiconductor Co., Ltd., a subsidiary of SANYO Electric, and other assets related to SANYO Electric’s semiconductor business, by ON Semiconductor. Under the terms of the purchase agreement, ON Semiconductor paid approximately ¥11.8 billion ($144 million) in cash to SANYO Electric and drew down approximately ¥31.7 billion ($378 million) under a loan agreement with SANYO Electric.

“The combination with SANYO Semiconductor represents an important step in the continued transformation of ON Semiconductor into a premier global supplier of high-performance silicon solutions for energy efficient electronics,” said Keith Jackson, president and CEO of ON Semiconductor. “This acquisition enables us to expand wholeheartedly into the Japanese market and to capture growth on a global basis. We believe this acquisition will create immediate value for customers, partners and investors, and we are excited to welcome the employees of SANYO Semiconductor to the ON Semiconductor family.”

With the addition of SANYO Semiconductor, ON Semiconductor expands its product portfolio, adding new capabilities ranging from microcontrollers and custom Application Specific Integrated Circuits (ASICs) to integrated power modules and motor control devices for the consumer, automotive and industrial end-markets.

Teruo Tabata – who will continue as president of SANYO Semiconductor – added, “Similar to ON Semiconductor, we have a rich history that dates back more than 50 years. SANYO Semiconductor’s internally created mixed signal process technologies and ON Semiconductor’s strong history of operational excellence with cost competitive manufacturing will enhance our ability to deliver next generation products and technologies to customers in Japan and abroad. The combination with ON Semiconductor is a great opportunity for customers, partners and employees of SANYO Semiconductor. ”

“In addition to the strategic benefits, the acquisition of SANYO Semiconductor greatly enhances ON Semiconductor’s scale and improves our long-term earnings and cash flow generation capabilities,” said Donald Colvin, ON Semiconductor executive vice president and CFO. “As contemplated in the purchase agreement, SANYO Semiconductor retains approximately ¥10 billion ($123 million) of cash on its balance sheet as of closing. In addition, SANYO Electric’s operational support of up to ¥25 billion ($307 million)

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ON Semiconductor Completes Acquisition of SANYO Semiconductor from SANYO Electric over a two year period for the purpose of aligning SANYO Semiconductor’s cost to globally competitive manufacturing costs is expected to accelerate the timetable for the transaction to be accretive to earnings on a non-GAAP basis. Our goal is to deliver in excess of $30 million in pre-tax income per quarter. We currently believe, however, that we can accomplish this goal sooner than the approximate eighteen months post closing previously announced in July. Additional details regarding the acquisition will be made available during our conference call to discuss ON Semiconductor’s fourth quarter and 2010 results. The call is currently scheduled for early February 2011.”

ON Semiconductor plans to operate SANYO Semiconductor as an independent division, utilizing the SANYO logo for up to three years. However, plans are already underway to begin offering both ON Semiconductor’s and SANYO Semiconductor’s products and technologies to all worldwide customers.

GCA Savvian Advisors, LLC acted as exclusive financial advisor and Morrison & Foerster LLP acted as legal counsel to ON Semiconductor. Nikko Cordial Securities Inc. acted as exclusive financial advisor and Nagashima Ohno & Tsunematsu acted as legal counsel to SANYO Electric.

This press release assumes a Japanese yen to United States dollar exchange rate of ¥81.50/$1.00 in all cases except for the loan agreement exchange rate. The loan agreement was set at a Japanese yen to United States dollar exchange rate of ¥83.99/$1.00 based on the terms of the loan agreement.

About ON Semiconductor

ON Semiconductor (Nasdaq: ONNN) is a premier supplier of high performance silicon solutions for energy efficient electronics. The company's broad portfolio of power and signal management, logic, discrete and custom devices helps customers efficiently solve their design challenges in automotive, communications, computing, consumer, industrial, LED lighting, medical, military/aerospace and power applications. ON Semiconductor operates a world-class, value-added supply chain and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

About SANYO Semiconductor

SANYO Semiconductor Co., Ltd., (an ON Semiconductor company) , is a semiconductor manufacturing company with superior power device technologies such as small packaging technology, high efficiency switching technology, high-density packaging technology, etc, and world-class analog technologies. Some of the analog-related assets include wide range processing technology, analog designing technology, experienced analog engineers, and specially designed and manufactured excellent power-saving, environment-conscious devices such as hybrid integrated circuit (HIC) for inverter-use. SANYO Semiconductor’s core devices, including discrete device, general-use analog LSI, ASSP, and HIC, have been used in wide range of products such as PCs, printers, CTVs, cell phones, audio-visual equipments, game equipments, car stereo systems, and air conditioners. For more information, please visit http://semicon.sanyo.com/en/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the transaction between ON Semiconductor and SANYO Electric and the transaction’s related future effects and benefits, including but not limited to, anticipated future financial performance such as possible accretion of transaction to non-GAAP earnings of ON Semiconductor,

ON Semiconductor Completes Acquisition of SANYO Semiconductor from SANYO Electric improved cash flow generation capabilities of ON Semiconductor and related timing of such events, These forward-looking statements are based on information available to ON Semiconductor as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond ON Semiconductor’s control, including but not limited to, the ability to integrate acquired businesses; effects of exchange rate fluctuations and changes in the economy and the businesses of each of ON Semiconductor and SANYO Semiconductor and the anticipated effect of the transaction on the financial results of ON Semiconductor following completion of the transaction; the variable demand and the aggressive pricing environment for semiconductor products; dependence on each company’s ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for its current products; the adverse impact of competitive product announcements; revenues and operating performance; changes in overall economic conditions and markets, including the current credit markets; the cyclical nature of the semiconductor industry; changes in demand for ON Semiconductor’s or SANYO Semiconductor’s products; changes in inventories at customers and distributors; technological and product development risks; availability of raw materials; competitors’ actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses; significant litigation; risks associated with acquisitions and dispositions; risks associated with leverage and restrictive covenants in debt agreements; risks associated with international operations including foreign employment and labor matters associated with unions and collective bargaining agreements; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks and costs associated with increased and new regulation of corporate governance and disclosure standards; and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s Annual Report on Form 10-K as filed with the SEC on February 25, 2010, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of ON Semiconductor’s SEC filings. These forward-looking statements should not be relied upon as representing ON Semiconductor’s views as of any subsequent date and it does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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ON Semiconductor, and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its Web site in this news release, such information on the Web site is not to be incorporated herein.

CONTACTS

Anne Spitza	Ken Rizvi
Corporate/Media Communications	Treasurer & Vice President
ON Semiconductor	(M&A, Real Estate, & Investor Relations)
+1-(602) 244-6398	ON Semiconductor
anne.spitza@onsemi.com	+1-(602) 244-3437
ken.rizvii@sna.onsemi.com

Akira Yoneyama	Suzanne Craig or Danielle Ginach
Media Relations (Japan)	The Blueshirt Group
SANYO Semiconductor	Investor Relations for ON Semiconductor
(An ON Semiconductor Company)	+1-(415) 217-4962 / +1-(415) 217-4964
81-90-3598-3459	Suzanne@blueshirtgroup.com
akira.yoneyama@sanyo.com	Danielle@blueshirtgroup.com